                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                                  EIX TRUST I
             (Exact name of registrant as specified in its charter)

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

Delaware                                                                         95-7077769
(State of incorporation or organization)               (I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue, Rosemead, CA                                                91770
(Address of principal executive offices)                                         (Zip Code)

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                             EDISON INTERNATIONAL
            (Exact name of registrant as specified in its charter)


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
California                                                                       95-4137452
(State of incorporation or organization)               (I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue, Rosemead, CA                                                91770
(Address of principal executive offices)                                         (Zip Code)

     Title of each class                                  Name of each exchange on which
     to be so registered                                  each class is to be registered

7.875% Cumulative Quarterly Income Preferred               New York Stock Exchange
 Securities, Series A (QUIPS)
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-82293

     Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrants' Securities To Be Registered
-----------------------------------------------------------------

The securities to be registered hereby are 7.875% Cumulative Quarterly Income Preferred Securities, Series A ("QUIPS") of EIX Trust I, a Delaware business trust, which are guaranteed by Edison International, a California corporation (the "Company"), to the extent set forth in the form of Guarantee Agreement between the Company and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 (Reg. No. 333-82293) filed by the Company, EIX Trust I, EIX Trust II and EIX Trust III, with the Securities and Exchange Commission (the
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"Commission") on July 2, 1999, as amended by Amendment No. 1, filed with the
Commission on July 13,1999, Amendment No. 2, filed with the Commission on July 15, 1999, and as may be amended from time to time (the "Registration Statement"). The Registration Statement became effective on July 15, 1999. The particular terms of the QUIPS and the Guarantee are described in the Prospectus filed with the Commission on July 22, 1999, pursuant to Rule 424(b)(5) of the Securities Act of 1934, as amended, in connection with the Registration Statement (the "Prospectus"). The Guarantee and the Prospectus are deemed to be incorporated by reference herein as set forth in Item 2 below.

Item 2.  Exhibits
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Exhibits heretofore filed with the Commission and designated as set forth below are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

          2.1 The Prospectus, filed with the Commission on July 22, 1999, pursuant to Rule 424(b)(5) in connection with the Registration Statement, is hereby incorporated by reference.

          2.2 Certificate of Trust of EIX Trust I, filed with the Commission on July 2, 1999, as Exhibit 3.4 to the Registration Statement, is hereby incorporated by reference.

          2.3 Trust Agreement of EIX TRUST I, filed with the Commission on July 2, 1999, as Exhibit 4.8 to the Registration Statement, is hereby incorporated by reference.

          2.4 Form of Amended and Restated Trust Agreement of EIX Trust I, filed with the Commission on July 2, 1999, as Exhibit 4.11 to the Registration Statement, is hereby incorporated by reference.
 .
          2.5 Form of Subordinated Indenture among the Company and The Chase Manhattan Bank, as trustee, filed with the Commission on July 2, 1999, as Exhibit 4.2 to the Registration Statement, is hereby incorporated by reference.

          2.6 Form of Supplemental Indenture to Subordinated Indenture among the Company and The Chase Manhattan Bank, as trustee, filed with the Commission on July 15, 1999 as Exhibit 4.3 to the Registration Statement, is hereby incorporated by reference.

          2.7   Form of Subordinated Deferrable Interest Notes (included in
                Exhibit 2.6 above).

          2.8   Form of QUIPS certificate of  EIX Trust I (included in Exhibit
                2.4 above).

          2.9 Form of Guarantee Agreement between the Company and The Chase Manhattan Bank, as guarantee trustee, filed with the Commission as Exhibit 4.7 to the Registration Statement on July 2, 1999, is hereby incorporated by reference.
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                                   SIGNATURE

     Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       EIX TRUST I

                                       By:  EDISON INTERNATIONAL

                                            By: /s/ Mary C. Simpson
                                                ----------------------
                                                Mary C. Simpson
                                                Assistant Treasurer

                                            Date:   July 23, 1999


                                       EDISON INTERNATIONAL


                                            By: /s/ Mary C. Simpson
                                               -----------------------
                                               Mary C. Simpson
                                               Assistant Treasurer

                                            Date:   July 23, 1999